UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

380 Madison Avenue

21st Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on July 24, 2013. A total of 117,484,816 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 91.88% of the total outstanding common stock. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as described below.

1.	The Company’s stockholder selected each of the following two nominees as Class II members to the Board of Directors of the Company to hold office until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Steven Begleiter	81,366,797	21,026,168	15,121,851
Win Neuger	101,679,858	683,107	15,121,851

2.	The Company’s stockholders ratified the selection of Ernst & Young LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2013.

FOR	ABSTAIN	AGAINST
117,296,211	104,410	84,195

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.
Date: July 25, 2013
	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Chief Legal Officer